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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

    We consent to the use in this Registration Statement of The North Face, Inc. on Form S-1 of our report dated February 9, 1996 (June 20, 1996 as to Note 16) on the financial statements of The North Face, Inc. and The North Face ("Predecessor") appearing in the Prospectus, which is a part of this Registration Statement and to the reference to us under the heading "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP

San Francisco, California

October 25, 1996